Exhibit 99.4

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated April 29, 2018 to the Board of Directors of Sprint Corporation (“Sprint”) included in Annex L to the joint consent solicitation statement/prospectus which forms a part of the registration statement on Form S-4 (the “Registration Statement”) relating to the proposed transactions pursuant to which T-Mobile US, Inc. and Sprint will combine their respective businesses, and (ii) the references to such opinion in such joint consent solicitation statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

October 19, 2018